Exhibit 31.3

Certification Of

Chief Executive Officer

Of NATCO Group Inc.

Pursuant To 15 U.S.C. Section 7241, As Adopted

Pursuant To Section 302 Of The

Sarbanes-Oxley Act Of 2002

I, John U. Clarke, certify that:

1. I have reviewed this annual report on Form 10-K/A of NATCO Group Inc. (“the Registrant”);

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report.

Date: December 21, 2005	/s/ John U. Clarke
John U. Clarke Chief Executive Officer